Exhibit 99.1

Getaround Announces Preliminary Financial Results for the Full Year 2022 and Provides Full Year 2023 Outlook

Receives Continued Listing Standard Notice from NYSE

Expects to File Notification of Delayed 2022 Form 10-K

SAN FRANCISCO, CA, March 31, 2023 – Getaround, Inc. (“Getaround” or “the Company”), the world’s first connected carsharing marketplace, today announced selected preliminary unaudited financial results for its full year ended December 31, 2022 and provided an initial outlook for the full year 2023.

Full Year 2022 Preliminary Unaudited Financial Results

Based on preliminary unaudited financial and other information, the Company expects to report the following preliminary unaudited condensed combined financial information for the full fiscal year ended December 31, 2022:

•	Total revenues in the range of $59 million to $60 million

•	Service revenue in the range of $57 million to $58 million

•	Gross margin from Service revenue in the range of 85% to 86%

•	Cash and cash equivalents of approximately $64.3 million at December 31, 2022

•	Total shares outstanding of approximately 92.2 million at December 31, 2022

Key Business Metrics and Non-GAAP Financial Measures

The Company also expects to report the following preliminary results for its key business metrics and non-GAAP financial measures as of December 31, 2022:

•	Gross Booking Value expected to be approximately $175 million

•	Net Marketplace Value expected to be approximately $78 million

•	Trip contribution margin expected in a range of 47% to 48%

Please refer to Getaround’s registration statement on Form S-4 (No. 333-266054) filed with the Securities and Exchange Commission on November 10, 2022 for a description of the key business metrics and non-GAAP financial metrics included above. Reconciliations of service revenues to Net Marketplace Value and gross margin from services revenue to trip contribution margin, respectively, are provided in the tables accompanying this press release. Additional information about the Company’s non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Getaround, Inc. has not completed preparation of its financial statements for the year ended December 31, 2022. The revenue ranges presented in this press release for the year ended December 31, 2022 are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for 2022. Getaround, Inc. is in the process of completing its year-end close and review procedures as of and for the year ended December 31, 2022, including the review of such financial results by the Company’s audit committee, and there can be no assurance that final results for this period will not differ from these estimates. During the course of the preparation of Getaround, Inc.’s consolidated financial statements and related notes as of and for the year ended December 31, 2022, Getaround or its independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein.

“Getaround is looking ahead to an exciting year. We have made the necessary enhancements to our operational structure in order to maximize efficiency and profitability, while remaining focused on driving growth,” said Sam Zaid, Getaround CEO. “Our confidence is supported by robust demand for Getaround’s digital carsharing services in both the U.S. and Europe, enabling us to sustain our leadership position at the forefront of this industry-wide transformation.”

Zaid continued, “We are confident that the decisions we made have put us on track to generate sustained margin improvement in 2023. We expect focus on balanced growth while improving margins and reducing fixed operating expenses should result in improved Adjusted EBITDA as we move ahead.”

Full Year 2023 Outlook

For the fiscal year ending December 31, 2023, the Company expects:

•	Gross Booking Value to be in the range of $180 million to $200 million

•	Adjusted EBITDA loss to be in the range of $45 million to $50 million

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Adjusted EBITDA is a non-GAAP financial measure and excludes estimates for, among other things, stock-based compensation expense, depreciation and amortization expense, contingent compensation expense, and certain expenses determined to be incurred outside of the regular course of business. A reconciliation of this non-GAAP financial guidance measure to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP Net Loss and is not able to present the various reconciling cash and non-cash items between GAAP Net Loss and non-GAAP Adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during 2023 will have a significant impact on the Company’s future GAAP financial results.

Late Filing on Form 12b-25

The Company expects to file Notification of Late Filing on Form 12b-25 with the SEC as it has determined it will be unable to file its Annual Report on Form 10-K (the “Annual Report”) by its original due date of March 31, 2023 as it requires additional time to complete certain open audit and technical accounting matters, including items related to preliminary purchase price allocation of the InterPrivate II Merger and consolidation of Getaround’s results into InterPrivate II’s financial statements.

The Company is working diligently to file the Form 10-K as soon as reasonably practicable. The Company will make a subsequent announcement to schedule the date and time of its fourth quarter and full-year 2022 earnings release and conference call once the filing date of its Form 10-K is confirmed.

Getaround Receives Continued Listing Standard Notice from NYSE

On March 27, 2023, the Company received notice from the New York Stock Exchange (“NYSE”) indicating it is not in compliance with Section 802.01B of the NYSE Listed Company Manual because its average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its last reported stockholders’ equity was less than $50 million.

Getaround intends to notify NYSE of its intent to cure the global market capitalization deficiency and return to compliance with the NYSE continued listing standards. Under NYSE rules, Getaround has 45 days from the receipt of the notice to submit a plan advising the NYSE of definitive action Getaround has taken, or is taking, which would bring Getaround into compliance with the minimum global market capitalization listing standard within 18 months of receipt of the notice. Getaround intends to develop and submit a plan to bring it into compliance with the NYSE continued listing standards within the required time frame by pursuing measures that are in the best interests of Getaround and its stockholders. The NYSE will review the plan and, within 45 days of its receipt, determine whether Getaround has made a reasonable demonstration of an ability to conform to the relevant standards in the applicable cure period.

The notice has no immediate impact on the listing of Getaround’s common stock. If the NYSE accepts the plan, Getaround’s common stock will continue to be listed and trade on the NYSE during the applicable cure period, subject to Getaround’s compliance with other NYSE continued listing standards and continued periodic review by the NYSE of Getaround’s progress with respect to its plan. If the plan is not submitted on a timely basis or is not accepted by the NYSE, the NYSE could initiate delisting proceedings.

In addition, as previously disclosed on February 1, 2023, Getaround received written notice from the NYSE on January 30, 2023, that it was not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of Getaround’s common stock was less than $1.00 over a consecutive 30 trading-day period. In connection with the January notice, Getaround notified the NYSE that it intends to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard with respect to the deficiency under Section 802.01C. Getaround is currently within the six-month cure period following receipt of the January notice.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release contains certain non-GAAP financial measures, including Net Marketplace Value, Trip Contribution Profit, Trip Contribution Margin and Adjusted EBITDA. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our definitions of these non-GAAP financial measures may differ from definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar financial measures. Furthermore, these financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, financial measures prepared in accordance with GAAP.

Our non-GAAP Financial measures are described as follows:

Net Marketplace Value. Net Marketplace Value (NMV) represents the dollar value of all transactions on our platform contributing to service revenue during a period, charged to both guests and hosts, net of cancellations, hosts’ earnings, incentives, and pass-throughs.

Trip Contribution Profit and Trip Contribution Margin. Trip Contribution Profit is defined as our gross profit from Service revenue adjusted for: (i) cost of Service revenue, amortization and depreciation; and (ii) trip support costs, which consist of auto insurance expenses, claims support and customer relations costs. We define Trip Contribution Margin as Trip Contribution Profit divided by Service revenue recognized during the period presented.

Adjusted EBITDA. We define Adjusted EBITDA as net income adjusted for: (i) fair value adjustment of instruments carried at fair value; (ii) interest income (expense) and other income (expense); (iii) income tax provision; (iv) gain on extinguishment of debt; (v) depreciation and amortization; (vi) stock-based compensation expense; (vii) contingent compensation; and (viii) certain expenses determined to be incurred outside of the regular course of business which includes: expenses associated with the termination of our leased vehicle supply arrangements, certain legal settlements and business combination-related legal fees, and investments in preparation of going public, initial implementation projects and transaction costs associated with proposed business combinations that are not subject to deferral.

The following tables present reconciliations of the non-GAAP financial measures used in this press release from the most comparable GAAP measures for the periods presented:

Net Marketplace Value

Year Ended
December 31,
($ in millions)	2022
Service revenue	$57 - $58
Plus: EU insurance share	$20 - $21

Net Marketplace Value	$77 - $78

Trip Contribution Margin

Year Ended
December 31,
($ in millions)	2022
Service revenue	$57 - $58
Less: Cost of Service revenue, net of amortization and depreciation (1)	$(5) - $(5)
Less: Cost of Service revenue, amortization and depreciation	$(3) - $(3)

Gross profit from Service revenue	$49 - $50
Gross margin from Service revenue	85% -86%

(1)

Assumes that the book value of developed technology does not change as a consequence of the Business Combination. This assumption is preliminary and pending potential fair value assessment, if required.

Year Ended December 31,
($ in millions)	2022
Gross profit from Service revenue	$49 - $50
Gross margin from Service revenue	85% - 86%
Plus: Cost of Service revenue, amortization and depreciation	$3 - $3
Less: Trip support costs	$(25) - $(26)

Trip Contribution Profit	$27 - $28
Trip Contribution Margin	47% - 48%

About Getaround

Offering a 100% digital experience, Getaround makes sharing cars and trucks simple through its proprietary cloud and in-car Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience — no waiting in line at a car rental facility, manually completing paperwork, or meeting anyone to collect or drop off car keys. Getaround’s mission is to utilize its peer-to-peer marketplace to help solve some of the most pressing challenges facing the world today, including environmental sustainability and access to economic opportunity. Launched in 2011, Getaround is available today in more than 1,000 cities across the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as statements by Getaround’s chief executive officer, statements regarding expected financial results, key business metrics and non-GAAP financial measures for the year ended December 31, 2022, the heading “Full Year 2023 Outlook” the expected filing of the Form 12b-25 and the anticipated timing for filing the Annual Report, Getaround’s plan to notify the NYSE of its intent to cure the continued listing requirement deficiency and any potential plans to cure the deficiency. In some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the identification of adjustments to the preliminary results presented in this release upon completion of the financial close process for the year; Getraound’s ability to complete its Annual Report, including the audit of its financial statements for the fiscal year ended December 31, 2022, within the applicable time periods; Getaround’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period; Getaround’s ability to continue to comply with applicable listing standards of the NYSE; and the other factors under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on

December 14, 2022, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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